AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree by and among them to the joint filing on behalf of them of a Statement on Schedule 13D and any and all amendments thereto and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 12th day of October, 2011.

JERSEY HOLDING CORPORATION

By:	/s/ Bob Khanna
Name: Bob Khanna
Title: Director

CVCIGP II JERSEY INVESTMENT L.P.

By:	Citigroup Venture Capital International Investment G.P. Limited, as General Partner

By:	/s/ Michael Robinson
Name: Michael Robinson
Title: Alternate Director

CITIGROUP VENTURE CAPITAL INTERNATIONAL INVESTMENT G.P. LIMITED

By:	/s/ Michael Robinson
Name: Michael Robinson
Title: Alternate Director

CITIGROUP VENTURE CAPITAL INTERNATIONAL DELAWARE CORPORATION

By:	/s/ Alfred Rodrigues
Name: Alfred Rodrigues
Title: Director

CITICORP INTERNATIONAL FINANCE CORPORATION

By:	/s/ William H. Wolf
Name: William H. Wolf
Title: Vice President

CITICORP BANKING CORPORATION

By:	/s/ William H. Wolf
Name: William H. Wolf
Title: Senior Vice President

CITIGROUP INC.

By:	/s/ Ali L. Kashan
Name: Ali L. Karshan
Title: Assistant Secretary